As filed with the Securities and Exchange Commission on February 24, 2012

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERRILL LYNCH & CO., INC.	DELAWARE	13-2740599
MERRILL LYNCH CAPITAL TRUST I	DELAWARE	20-5981594
MERRILL LYNCH CAPITAL TRUST II	DELAWARE	20-8880175
MERRILL LYNCH CAPITAL TRUST III	DELAWARE	26-0688620
MERRILL LYNCH PREFERRED FUNDING III, L.P.	DELAWARE	13-3982448
MERRILL LYNCH PREFERRED CAPITAL TRUST III	DELAWARE	13-7139561
MERRILL LYNCH PREFERRED FUNDING IV, L.P.	DELAWARE	13-3982446
MERRILL LYNCH PREFERRED CAPITAL TRUST IV	DELAWARE	13-7139562
MERRILL LYNCH PREFERRED FUNDING V, L.P.	DELAWARE	13-3983474
MERRILL LYNCH PREFERRED CAPITAL TRUST V	DELAWARE	13-7140866
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Merrell Lynch & Co., Inc.: Bank of America Corporate Center 100 N. Tryon Street Charlotte, North Carolina 28255 (704) 386-5681	Additional Registrants: 4 World Financial Center New York, New York 10080 (212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Edward P. O’Keefe

General Counsel

Merrill Lynch & Co., Inc.

Bank of America Corporate Center

100 N. Tryon Street

Charlotte, North Carolina 28255

(704) 386-5681

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
BOYD C. CAMPBELL, JR. McGuireWoods LLP 201 North Tryon Street Charlotte, North Carolina 28202		JAMES R. TANENBAUM Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Debt Securities of Merrill Lynch & Co., Inc.	(1)(2)
Trust Originated Preferred Securities of Merrill Lynch Preferred Capital Trust III, Merrill Lynch Preferred Capital Trust IV, and Merrill Lynch Preferred Capital Trust V (collectively, “Trust Originated Preferred Securities”)
Partnership Preferred Securities of Merrill Lynch Preferred Funding III, L.P., Merrill Lynch Preferred Funding IV, L.P., and Merrill Lynch Preferred Funding V, L.P. (collectively, “Partnership Preferred Securities”)
Trust Preferred Securities of Merrill Lynch Capital Trust I, Merrill Lynch Capital Trust II, and Merrill Lynch Capital Trust III (collectively, “Trust Preferred Securities”)
Guarantees of Merrill Lynch & Co., Inc. with respect to Trust Originated Preferred Securities
Guarantees of Merrill Lynch & Co., Inc. with respect to Partnership Preferred Securities
Guarantees of Merrill Lynch & Co., Inc. with respect to Trust Preferred Securities
Guarantees of Merrill Lynch & Co., Inc. with respect to certain debentures of its wholly owned subsidiaries
Subordinated Debentures of Merrill Lynch & Co., Inc. in connection with Trust Originated Preferred Securities
Junior Subordinated Debt Securities of Merrill Lynch & Co., Inc. in connection with Trust Preferred Securities

(1)	This Registration Statement relates to an indeterminate amount of the Registrants’ debt securities, trust originated preferred securities, partnership preferred securities, trust preferred securities and guarantees that previously were registered and sold under the following Registration Statements and that may be offered and sold on an ongoing basis in market-making transactions by affiliates of Merrill Lynch & Co., Inc., including Merrill Lynch, Pierce, Fenner & Smith Incorporated: 333-132911; 333-122639; 333-109802; 333-105098; 333-97937; 333-83374; 333-59997; 333-52822; 333-44173; 333-42859; 333-38792; and 33-27512. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.
(2)	Pursuant to Rule 457(q) under the Securities Act of 1933, no filing fee is required for the registration of an indeterminate amount of securities to be offered in market-making transactions by affiliates of the Registrants as described in Note (1) above.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

Explanatory Note

The content of this registration statement is intended for use by affiliates of Merrill Lynch & Co., Inc., including Merrill Lynch, Pierce, Fenner & Smith Incorporated , in connection with offers and sales related to secondary market transactions in senior or subordinated debt securities, trust originated preferred securities, partnership preferred securities, trust preferred securities, guarantees, junior subordinated debt securities or subordinated debentures previously registered by the Registrants under the Securities Act of 1933, as amended. This market maker prospectus is in addition to, and not in substitution for, the original prospectuses relating to securities offered hereby, which are on file with the Securities and Exchange Commission.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Preliminary Prospectus Dated February 24, 2012

P R O S P E C T U S

Merrill Lynch & Co., Inc.

Debt Securities

Merrill Lynch Preferred Funding III, L.P.

Merrill Lynch Preferred Funding IV, L.P.

Merrill Lynch Preferred Funding V, L.P.

Merrill Lynch Preferred Capital Trust III

Merrill Lynch Preferred Capital Trust IV

Merrill Lynch Preferred Capital Trust V

Merrill Lynch Capital Trust I

Merrill Lynch Capital Trust II

Merrill Lynch Capital Trust III

Trust Originated Preferred Securities, Partnership Preferred Securities and Trust

Preferred Securities

guaranteed to the extent set forth herein by

MERRILL LYNCH & CO., INC.

Affiliates of Merrill Lynch & Co., Inc., including Merrill Lynch, Pierce, Fenner & Smith Incorporated, may use this prospectus in connection with offers and sales in the secondary market of outstanding senior or subordinated debt securities, trust originated preferred securities, partnership preferred securities, trust preferred securities, guarantees, junior subordinated debt securities, or subordinated debentures referenced herein. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to prevailing market prices at the time of sale.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are unsecured and are not savings accounts, deposits, or other obligations of a bank. These securities are not guaranteed by Bank of America, N.A. or any other bank, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with any other information.

We are offering to sell these securities only in jurisdictions where sales are permitted.

The date of this prospectus is                     , 2012

MERRILL LYNCH & CO., INC.

Merrill Lynch & Co., Inc. is a Delaware corporation that, through its subsidiaries, is one of the world’s leading capital markets, advisory and wealth management companies. We are a leading global trader and underwriter of securities and derivatives across a broad range of asset classes, and we serve as a strategic advisor to corporations, governments, institutions and individuals worldwide.

On September 15, 2008, we entered into an Agreement and Plan of Merger, as amended by Amendment No. 1 dated as of October 21, 2008, with Bank of America Corporation (“Bank of America”). Pursuant to the Merger Agreement, on January 1, 2009, a wholly-owned subsidiary of Bank of America merged with and into Merrill Lynch & Co., Inc., with Merrill Lynch & Co., Inc. continuing as the surviving corporation and a subsidiary of Bank of America.

Certain aspects of our business, and the business of our competitors and the financial services industry in general, are subject to stringent regulation by U.S. federal and state regulatory agencies and securities exchanges and by various non-U.S. government agencies or regulatory bodies, securities exchanges, self-regulatory organizations, and central banks, each of which has been charged with the protection of the financial markets and the interests of those participating in those markets. For a discussion of certain elements of the U.S. regulatory framework applicable to us and our subsidiaries, please refer to the section “United States Regulatory Oversight and Supervision” under the caption “Item 1. Business” in our annual report on Form 10-K for the fiscal year ended December 31, 2011, and any subsequent reports that we file with the Securities and Exchange Commission, or SEC.

Our principal executive office is located at Bank of America Corporate Center, 100 N. Tryon Street, Charlotte, NC 28255; our telephone number is (704) 386-5681.

THE TRUSTS

Each of the trusts listed on the cover page of this prospectus, which we refer to as the “Trusts,” is a statutory trust organized under Delaware law. Additional information with respect to the Trusts may be found in the prospectuses and supplements thereto with respect to the trust originated preferred securities and the trust preferred securities issued by the Trusts referred to below and incorporated herein by reference.

THE LIMITED PARTNERSHIPS

Each of the limited partnerships listed on the cover page of this prospectus, which we refer to herein as the “Partnerships,” is a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act. Additional information with respect to the Partnerships may be found in the prospectuses and supplements thereto with respect to the partnership preferred securities issued by the Partnerships referred to below and incorporated herein by reference.

DESCRIPTION OF THE SECURITIES

The outstanding securities being offered by use of this prospectus consist of senior or subordinated debt securities, trust originated preferred securities, partnership preferred securities, trust preferred securities, guarantees, junior subordinated debt securities and subordinated debentures previously issued and registered under the following registration statements: 333-132911; 333-122639; 333-109802; 333-105098; 333-97937; 333-83374; 333-59997; 333-52822; 333-42859; 333-44173; 333-38792; and 33-27512. The descriptions of the securities being offered hereby are contained in the prospectuses and supplements thereto pursuant to which such securities initially were offered that are contained in the registration statements referred to above. The disclosure information with respect to these securities in the prospectuses and all supplements thereto constituting part of the registration statements referred to above is incorporated by reference into this prospectus, except that information contained in such prospectuses and supplements thereto that (1) constitutes a description of Merrill Lynch & Co., Inc. or (2) incorporates by reference any information contained in current or periodic reports filed with the SEC are superseded by the information in this prospectus.

MARKET-MAKING ACTIVITIES

This prospectus may be used by affiliates of Merrill Lynch & Co., Inc., including Merrill Lynch, Pierce, Fenner & Smith Incorporated, in connection with offers and sales in the secondary market of the securities referenced on the cover page of this prospectus. Any of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, may act as a principal or agent in these transactions. Any affiliate that is a member of the Financial Industry Regulatory Authority, Inc. will conduct these offers and sales in compliance with the requirements of Rule 2720 of the NASD Conduct Rules regarding the offer and sale of securities of an affiliate. The transactions in the secondary market by our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Our affiliates do not have any obligation to make a market in the securities and may discontinue their market-making activities at any time without notice, in their sole discretion.

Merrill Lynch & Co., Inc. will not receive any proceeds from the sale of securities offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch & Co., Inc. and each of Merrill Lynch Preferred Capital Trust III (“ML Preferred Trust III”), Merrill Lynch Preferred Capital Trust IV (“ML Preferred Trust IV”), Merrill Lynch Preferred Capital Trust V (“ML Preferred Trust V,” and together with ML Preferred Trust III and ML Preferred Trust IV, the “ML Preferred Trusts”), Merrill Lynch Preferred Funding III, L.P. (“ML Preferred Funding III”), Merrill Lynch Preferred Funding IV, L.P. (“ML Preferred Funding IV”) and ML Preferred Funding V, L.P. (“ML Preferred Funding V,” and together with ML Preferred Funding III and ML Preferred Funding IV, the “Partnerships”) file reports, proxy statements and other information with the SEC. You may read and copy any document Merrill Lynch & Co., Inc., the ML Preferred Trusts or the Partnerships file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC’s website is http://www.sec.gov.

The SEC allows us to incorporate by reference the information Merrill Lynch & Co., Inc., the ML Preferred Trusts and the Partnerships file with it, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) (other than information in the documents that is deemed not to be filed):

•	Merrill Lynch & Co., Inc.’s annual report on Form 10-K for the year ended December 31, 2011;

•	each ML Preferred Trust’s annual report on Form 10-K for the year ended December 31, 2010;

•	each ML Preferred Trust’s quarterly reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

•	each Partnership’s annual report on Form 10-K for the year ended December 31, 2010; and

•	each Partnership’s quarterly reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011.

We also incorporate by reference each of the following documents that Merrill Lynch & Co., Inc., or any of the ML Preferred Trusts or the Partnerships will file with the SEC after the date of this prospectus until this offering is completed (other than information in the documents that is deemed not to be filed):

•	reports filed under Section 13(a) and (c) of the Exchange Act;

•	definitive proxy or information statements, if any, filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting; and

•	any reports filed under Section 15(d) of the Exchange Act.

In addition, all such documents that Merrill Lynch & Co., Inc., or any of ML Preferred Trusts or the Partnerships file with the SEC after the date of the initial filing of this registration statement and prior to the effectiveness of this registration statement shall be deemed incorporated by reference.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits not specifically incorporated by reference into the filing), at no cost, by contacting us in writing or by telephone at the following address: Bank of America Corporation, Corporate Treasury Division, 100 North Tryon Street, Charlotte, N.C. 28255; telephone number (704) 386-5681.

You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus and any prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates indicated in those documents.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference statements in this prospectus that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. As a large, international financial services company, we face risks that are inherent in the businesses and market places in which we operate. Information regarding important factors that could cause our future financial performance to vary from that described in our forward-looking statements is contained in our annual report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus, under the captions “Item 1A. Risk Factors,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as those discussed in our subsequent filings that are incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of our SEC filings.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

EXPERTS

The consolidated financial statements of Merrill Lynch & Co., Inc. and subsidiaries as of December 31, 2010 and 2011 and for each of the three years in the period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report on Internal Control Over Financial Reporting) as of December 31, 2011, incorporated in this prospectus by reference to Merrill Lynch & Co., Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Merrill Lynch Preferred Capital Trust III and Merrill Lynch Preferred Funding III, L.P. as of and for the years ended December 31, 2009 and 2010, incorporated in this prospectus from their annual report on Form 10-K for the year ended December 31, 2010, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of each of Merrill Lynch Preferred Capital Trust III and Merrill Lynch Preferred Funding III, L.P. for the year ended December 26, 2008, incorporated in this prospectus by reference from their annual report on Form 10-K for the year ended December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, incorporated herein by reference (which reports express an unqualified opinion on those financial statements, and include an explanatory paragraph regarding Merrill Lynch & Co., Inc. becoming a wholly-owned subsidiary of Bank of America Corporation on January 1, 2009). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Merrill Lynch Preferred Capital Trust IV and Merrill Lynch Preferred Funding IV, L.P. as of and for the years ended December 31, 2009 and 2010, incorporated in this prospectus from their annual report on Form 10-K for the year ended December 31, 2010, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of each of Merrill Lynch Preferred Capital Trust IV and Merrill Lynch Preferred Funding IV, L.P. for the year ended December 26, 2008, incorporated in this prospectus by reference from their annual report on Form 10-K for the year ended December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, incorporated herein by reference (which reports express an unqualified opinion on those financial statements, and include an explanatory paragraph regarding Merrill Lynch & Co., Inc. becoming a wholly-owned subsidiary of Bank of America Corporation on January 1, 2009). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Merrill Lynch Preferred Capital Trust V and Merrill Lynch Preferred Funding V, L.P. as of and for the years ended December 31, 2009 and 2010, incorporated in this prospectus from their annual report on Form 10-K for the year ended December 31, 2010, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of each of Merrill Lynch Preferred Capital Trust V and Merrill Lynch Preferred Funding V, L.P. for the year ended December 26, 2008, incorporated in this prospectus by reference from their annual report on Form 10-K for the year ended December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, incorporated herein by reference

(which reports express an unqualified opinion on those financial statements, and include an explanatory paragraph regarding Merrill Lynch & Co., Inc. becoming a wholly-owned subsidiary of Bank of America Corporation on January 1, 2009). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses, other than any underwriting or broker-dealer fees, discounts and commissions, in connection with any secondary market sales of the securities are as follows:

Attorneys’ fees and expenses	$55,000
Accountants’ fees and expenses	95,000
Printing expenses	5,000
Miscellaneous	5,000

Total	$160,000

Item 15. Indemnification of Directors and Officers

Section 145(a) of the General Corporation Law of the State of Delaware, as amended (“Delaware Corporation Law”), provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, has no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in such capacity in any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Article XIII, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch & Co., Inc. (“Merrill Lynch”) provides in effect that, subject to certain limited exceptions, Merrill Lynch shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. Article XIII, Section 2 of the Restated Certificate of Incorporation also provides that the directors and officers of Merrill Lynch have the right to be paid by Merrill Lynch expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The directors and officers of Merrill Lynch are insured under policies of insurance maintained by Merrill Lynch, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers.

The respective trust agreements of Merrill Lynch Capital Trust I, Merrill Lynch Capital Trust II and Merrill Lynch Capital Trust III (collectively, the “ML Capital Trusts”) provide that, to the fullest extent permitted by law, Merrill Lynch shall indemnify each administrative trustee of the trust, any affiliate of any such administrative trustee, any officer, director, shareholder, member, partner, employee, representative or agent of any administrative trustee or any affiliate thereof, or any officer, employee or agent of the trust or its affiliates (each for purposes of this paragraph, a “Company Indemnified Person”), from and against any loss, damage, liability, tax, penalty, expense, judgment, fine and amounts paid in settlement incurred by such Company Indemnified Person in connection with any threatened, pending or completed action, suit, proceeding or claim of any kind or nature (including any civil, criminal, administrative or investigative action, suit, proceeding and claim) relating to or arising from the creation, operation or termination of the trust or any act or omission performed or omitted to be performed by such Company Indemnified Person in connection therewith, including acts and omissions constituting negligence, if he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the trust, except that no Company Indemnified Person shall be entitled to be indemnified in respect of any loss incurred by such person to the extent such loss resulted from the gross negligence or willful misconduct of such person. The trust agreements also provide that expenses (including attorneys’ fees) incurred by a Company Indemnified Person in defending such a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Merrill Lynch in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Merrill Lynch as authorized in the trust agreement. The trust agreements also provide that Merrill Lynch or the respective trust may purchase and maintain insurance on behalf of any Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Merrill Lynch would have the power to indemnify him against such liability under the trust agreement.

The respective declarations of trust of the ML Preferred Trusts provide that, to the fullest extent permitted by applicable law, Merrill Lynch shall indemnify and hold harmless each regular trustee of the trust, any affiliate of any regular trustee, any officer, director, shareholder, member, partner, employee, representative or agent of any regular trustee or any officer, director, shareholder, member, partner, employee, representative or agent of the trust or its affiliates (each for purposes of this paragraph a “Company Indemnified Person”), who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The declarations of trust also provide that Merrill Lynch shall indemnify, to the fullest extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the trust unless the applicable court determines that such person is fairly and reasonable entitled to indemnity for such expenses.

The declarations of trust further provide that expenses (including attorneys’ fees) incurred by a Company Indemnified Person in defending a such a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Merrill Lynch in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Merrill Lynch as authorized in the declaration of trust. Under the respective declarations of trust, Merrill Lynch or the trust may purchase and maintain insurance on behalf of any Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not Merrill Lynch would have the power to indemnify him against such liability under the declaration of trust.

The respective limited partnership agreements of the Partnerships provide that, to the fullest extent permitted by applicable law, the Partnership shall indemnify and hold harmless each of the general partner, any special representative, any affiliate of the general partner or any special representative, any officer, director, shareholder, member, partner, employee, representative or agent of the general partner or any special representative, or any of their respective affiliates, or any employee or agent of the Partnership or its affiliates (each a “Partnership Indemnified Person”), from and against any loss, damage or claim incurred by such Partnership Indemnified Person by reason of any act or omission performed or omitted by such Partnership Indemnified Person in good faith on behalf of the Partnership and in a manner such Partnership Indemnified Person reasonably believed to be within the scope of authority conferred on such Partnership Indemnified Person by the limited partnership agreement, except that no Partnership Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Partnership Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions. Each limited partnership agreement also provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Partnership Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Partnership Indemnified Person to repay such amount if it shall be determined that the Partnership Indemnified Person is not entitled to be indemnified as authorized in the limited partnership agreement.

The administrative trustees of the ML Capital Trusts and the regular trustees of the ML Preferred Trusts are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacity and against which they cannot be indemnified by Merrill Lynch or the applicable trust.

Item 16. Exhibits

4(a)(i)	Senior Indenture, dated as of April 1, 1983, as amended and restated as of April 1, 1987, between Merrill Lynch and The Bank of New York Mellon,[1] as Trustee (the “1983 Senior Indenture”), and the Supplemental Indenture thereto dated as of March 15, 1990, incorporated by reference to Exhibit 4(i) to Merrill Lynch’s Annual Report on Form 10-K (File No. 1-7182) for the fiscal year ended December 31, 1999 (the “1999 10-K”).

4(a)(ii)	Sixth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 25, 1993, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(ii) to the 1999 10-K.

4(a)(iii)	Twelfth Supplemental Indenture to the 1983 Senior Indenture, dated as of September 1, 1998, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated October 21, 1998.

4(a)(iv)	Fifteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 14, 2003, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b)(ix) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-109802).

4(a)(v)	Eighteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 21, 2004, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b)(xiv) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-122639).

4(a)(vi)	Form of Merrill Lynch Core Notes, Series B (identical to the forms of Merrill Lynch Core Notes included as Exhibits 4(b)(iii) and 4(b)(iv), except that the Merrill Lynch Core Notes, Series B, shall be governed by the 1983 Senior Indenture).

4(a)(vii)	Forms of Merrill Lynch Medium-Term Notes, Series C (identical to the forms of Merrill Lynch Medium-Term Notes included as Exhibits 4(b)(v), 4(b)(vi), 4(b)(vii), 4(b)(viii) and 4(b)(ix), except that the Merrill Lynch Medium-Term Notes, Series C, shall be governed by the 1983 Senior Indenture).

4(a)(viii)	Form of Medium-Term Notes, Series C, Market Index Target-Term Securities, incorporated by reference to Exhibit 4(jj) to Merrill Lynch’s Registration Statement on Form S-3 (333-132911).

[1]

As used in this section of this Registration Statement, “The Bank of New York Mellon” means The Bank of New York Mellon, a New York banking corporation and successor to the corporate trust business of The Bank of New York, JPMorgan Chase Bank, N.A., the entity formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).

4(a)(ix)	Form of Medium-Term Notes, Series C, Principal Protected Notes, incorporated by reference to Exhibit 4(mm) to Merrill Lynch’s Registration Statement on Form S-3 (333-132911).

4(a)(x)	Form of Medium-Term Notes, Series C, Strategic Return Notes (Index-Linked), incorporated by reference to Exhibit 4(nn) to Merrill Lynch’s Registration Statement on Form S-3 (333-132911).

4(a)(xi)	Form of Medium-Term Notes, Series C, Notes Linked to the Performance of the Consumer Price Index, incorporated by reference to Exhibit 4(qq) to Merrill Lynch’s Registration Statement on Form S-3 (333-132911).

4(a)(xii)	Form of Medium-Term Notes, Series C, Currency Notes, incorporated by reference to Exhibit 4(rr) to Merrill Lynch’s Registration Statement on Form S-3 (333-132911).

4(a)(xiii)	Forms of various other structured Medium-Term Notes, Series C, incorporated by reference to Exhibit (4) to each of Merrill Lynch’s Current Reports on Form 8-K (File No. 1-7182) dated November 1, 2006; May 2, 2007; May 18, 2007; June 6, 2007; July 26, 2007; October 4, 2007; November 14, 2007; June 11, 2008; July 3, 2008; October 1, 2008; and November 7, 2008.

4(a)(xiv)	Forms of PROtected Covered Call EnhancED Income NoteS, incorporated by reference to Exhibit (4) to each of Merrill Lynch’s Current Reports on Form 8-K (File No. 1-7182) dated May 10, 2005; April 4, 2007; July 5, 2007; and December 6, 2007.

4(a)(xv)	Form of 6.5% Note due July 15, 2018, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated July 15, 1998.

4(a)(xvi)	Form of 6 7/8% Note due November 15, 2018, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated November 24, 1998.

4(a)(xvii)	Form of 10.71% Brazilian Real Note due March 8, 2017, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated February 25, 2007.

4(b)(i)	Senior Indenture, dated as of October 1, 1993, between Merrill Lynch and The Bank of New York Mellon (the “1993 Senior Indenture”), incorporated by reference to Exhibit 4(iv) to Merrill Lynch’s Annual Report on Form 10-K (File No. 1-7182) for the fiscal year ended December 25, 1998.

4(b)(ii)	First Supplemental Indenture to the 1993 Senior Indenture, dated as of June 1, 1998, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated July 2, 1998.

4(b)(iii)	Form of Merrill Lynch Core Notes (Fixed Rate), incorporated by reference to Exhibit 4(nn) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-109802).

4(b)(iv)	Form of Merrill Lynch Core Notes (Floating Rate), incorporated by reference to Exhibit 4(oo) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-109802).

4(b)(v)	Form of Fixed Rate Medium-Term Note, Series B, incorporated by reference to Exhibit 4(dd) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-38792).

4(b)(vi)	Form of Redeemable Fixed Rate Medium-Term Note, Series B, incorporated by reference to Exhibit 4(e) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-83374).

4(b)(vii)	Form of Floating Rate Medium-Term Note, Series B, incorporated by reference to Exhibit 4(ff) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-38792).

4(b)(viii)	Form of Modified Federal Funds Rate Medium-Term Note, Series B, incorporated by reference to Exhibit 4(g) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-83374).

4(b)(ix)	Form of Weekly Average Federal Funds Rate Medium-Term Note, Series B, incorporated by reference to Exhibit 4(h) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-83374).

4(c)(i)	Form of Subordinated Indenture, dated as of December 17, 1996, between Merrill Lynch and The Bank of New York Mellon, as Trustee (the “1996 Subordinated Indenture”), incorporated by reference to Exhibit 4.7 to Amendment No. 2 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-16603).

4(c)(ii)	Supplemental Indenture to the 1996 Subordinated Indenture, dated as of May 16, 2006, between Merrill Lynch and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated May 16, 2006.

4(c)(iii)	Form of Subordinated Debenture, incorporated by reference to Exhibit 4.11 to Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859).

4(c)(iv)	Form of 6.05% Subordinated Note due May 16, 2016, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated May 16, 2006.

4(c)(v)	Form of Fixed to Floating Rate Subordinated Note due May 30, 2022, incorporated by reference to Exhibit (4) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated May 30, 2007.

4(c)(vi)	Form of Floating Rate Subordinated Note due September 15, 2026, incorporated by reference to Exhibit (4) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated September 12, 2006.

4(c)(vii)	Form of 7.75% Subordinated Note due May 14, 2038, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated May 14, 2008.

4(d)(i)	Junior Subordinated Indenture, dated as of December 14, 2006, between Merrill Lynch and The Bank of New York Mellon, as trustee (the “2006 Junior Subordinated Indenture), incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated December 14, 2006.

4(d)(ii)	First Supplemental Indenture to the 2006 Junior Subordinated Indenture, dated as of December 14, 2006, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated December 14, 2006.

4(d)(iii)	Second Supplemental Indenture to the 2006 Junior Subordinated Indenture, dated as of May 2, 2007, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated May 2, 2007.

4(d)(iv)	Third Supplemental Indenture to the 2006 Junior Subordinated Indenture, dated as of August 22, 2007, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated August 22, 2007.

4(e)	Form of Certificate of Trust of Merrill Lynch Preferred Capital Trust III, Merrill Lynch Preferred Capital Trust IV, and Merrill Lynch Preferred Capital Trust V, incorporated by reference to Exhibit 4.1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859).

4(f)	Form of Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust III, Merrill Lynch Preferred Capital Trust IV and Merrill Lynch Preferred Capital Trust V, including form of Trust Preferred Security, incorporated by reference to Exhibit 4.2 to Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859).

4(g)	Form of Certificate of Limited Partnership of Merrill Lynch Preferred Funding III, L.P., Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Funding V, L.P., incorporated by reference to Exhibit 4.3 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859).

4(h)	Form of Amended and Restated Agreement of Limited Partnership of Merrill Lynch Preferred Funding III, L.P., Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Funding V, L.P., including form of Partnership Preferred Security, incorporated by reference to Exhibit 4.4 to Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859).

4(i)	Form of Trust Preferred Securities Guarantee Agreement, between Merrill Lynch & The Bank of New York Mellon, as guarantee trustee, incorporated by reference to Amendment No. 1 to Exhibit 4.5 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859).

4(j)	Form of Partnership Preferred Securities Guarantee Agreement by Merrill Lynch & Co., Inc., incorporated by reference to Exhibit 4.6 to Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859).

4(k)	Form of Affiliate Debenture Guarantee Agreement between Merrill Lynch and The Bank of New York Mellon, as guarantee trustee, incorporated by reference to Exhibit 4.8 to Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859).

4(l)	Certificate of Trust of Merrill Lynch Capital Trust I, incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-32911).

4(m)	Trust Agreement of Merrill Lynch Capital Trust I, incorporated by reference to Exhibit 4(c) to Post-Effective Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911).

4(n)	Amended and Restated Trust Agreement of Merrill Lynch Capital Trust I, including form of Trust Preferred Security, incorporated by reference to Exhibit 4(e) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated December 14, 2006.

4(o)	Guarantee Agreement between Merrill Lynch and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Capital Trust I, incorporated by reference to Exhibit 4(f) to Merrill Lynch Current Report on Form 8-K (File No. 1-7182) dated December 14, 2006.

4(p)	Certificate of Trust of Merrill Lynch Capital Trust II, incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 2 to Merrill Lynch’s Registration Statement on Form S-3
(No. 333-32911).

4(q)	Trust Agreement of Merrill Lynch Capital Trust II, incorporated by reference to Exhibit 4(c) to Post-Effective Amendment No. 2 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911).

4(r)	Amended and Restated Trust Agreement of Merrill Lynch Capital Trust II, including form of Trust Preferred Security, incorporated by reference to Exhibit 4(e) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated May 2, 2007.

4(s)	Guarantee Agreement between Merrill Lynch and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Capital Trust II, incorporated by reference to Exhibit 4(f) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated May 2, 2007.

4(t)	Certificate of Trust of Merrill Lynch Capital Trust III, incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 3 to Merrill Lynch’s Registration Statement on Form S-3
(No. 333-32911).

4(u)	Trust Agreement of Merrill Lynch Capital Trust III, incorporated by reference to Exhibit 4(c) to Post-Effective Amendment No. 3 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911).

4(v)	Amended and Restated Trust Agreement of Merrill Lynch Capital Trust III, including form of Trust Preferred Security, incorporated by reference to Exhibit 4(e) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated August 22, 2007.

4(w)	Guarantee Agreement between Merrill Lynch and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Capital Trust III, incorporated by reference to Exhibit 4(f) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated August 22, 2007.

5(a)	Opinion of McGuireWoods LLP as to legality of the securities of Merrill Lynch & Co., Inc.

5(b)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Preferred Capital Trust III.

5(c)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Preferred Capital Trust IV.

5(d)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Preferred Capital Trust V.

5(e)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Preferred Funding III, L.P.

5(f)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Preferred Funding IV, L.P.

5(g)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Preferred Funding V, L.P.

5(h)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Capital Trust I.

5(i)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Capital Trust II.

5(j)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Capital Trust III.

12	Computation of Ratios of Earnings to Fixed Charges, incorporated by reference to Exhibit 12 to Merrill Lynch’s Annual Report on Form 10-K (File No. 1-7182) for the fiscal year ended December 31, 2011.

23(a)	Consent of McGuireWoods LLP (included as part of Exhibit 5(a)).

23(b)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(b)).

23(c)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(c)).

23(d)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(d)).

23(e)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(e)).

23(f)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(f)).

23(g)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(g)).

23(h)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(h)).

23(i)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(i)).

23(j)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(j)).

23(k)	Consent of PricewaterhouseCoopers LLP with respect to Merrill Lynch & Co., Inc.

23(l)	Consent of PricewaterhouseCoopers LLP with respect to Merrill Lynch Preferred Funding III, L.P. and Merrill Lynch Preferred Capital Trust III.

23(m)	Consent of PricewaterhouseCoopers LLP with respect to Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Capital Trust IV.

23(n)	Consent of PricewaterhouseCoopers LLP with respect to Merrill Lynch Preferred Funding V, L.P. and Merrill Lynch Preferred Capital Trust V.

23(o)	Consent of Deloitte & Touche LLP with respect to Merrill Lynch Preferred Funding III, L.P. and Merrill Lynch Preferred Capital Trust III.

23(p)	Consent of Deloitte & Touche LLP with respect to Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Capital Trust IV.

23(q)	Consent of Deloitte & Touche LLP with respect to Merrill Lynch Preferred Funding V, L.P. and Merrill Lynch Preferred Capital Trust V.

24	Power of Attorney.

25(a)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the 1983 Senior Indenture.

25(b)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the 1993 Senior Indenture.

25(c)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the 1996 Subordinated Indenture.

25(d)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the 2006 Junior Subordinated Indenture.

25(e)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as property trustee with respect to the Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust III.

25(f)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as property trustee with respect to the Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust IV.

25(g)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as property trustee with respect to the Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust V.

25(h)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as property trustee with respect to the Amended and Restated Trust Agreement of Merrill Lynch Capital Trust I.

25(i)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as property trustee with respect to the Amended and Restated Trust Agreement of Merrill Lynch Capital Trust II.

25(j)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as property trustee with respect to the Amended and Restated Trust Agreement of Merrill Lynch Capital Trust III.

25(k)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as guarantee trustee with respect to the Trust Preferred Securities Guarantee Agreement regarding Merrill Lynch Preferred Capital Trust III.

25(l)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as guarantee trustee with respect to the Trust Preferred Securities Guarantee Agreement regarding Merrill Lynch Preferred Capital Trust IV.

25(m)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as guarantee trustee with respect to the Trust Preferred Securities Guarantee Agreement regarding Merrill Lynch Preferred Capital Trust V.

25(n)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as guarantee trustee with respect to the Trust Preferred Securities Guarantee Agreement regarding Merrill Lynch Capital Trust I.

25(o)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as guarantee trustee with respect to the Trust Preferred Securities Guarantee Agreement regarding Merrill Lynch Capital Trust II.

25(p)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as guarantee trustee with respect to the Trust Preferred Securities Guarantee Agreement regarding Merrill Lynch Capital Trust III.

25(q)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as guarantee trustee with respect to the form of Affiliate Debenture Guarantee Agreement.

Item 17. Undertakings

1. Each of the undersigned registrants hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(a)(i), (1)(a)(ii) and 1(a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(e) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(f) that, for purposes of determining any liability under the Securities Act, each filing of an annual report of the undersigned registrant pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on February 24, 2012.

MERRILL LYNCH & CO., INC.

By:	*
Thomas K. Montag
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director (Principal Executive Officer)	February 24, 2012
Thomas K. Montag

*	Chief Financial Officer (Principal Financial Officer)	February 24, 2012
Jennifer M. Hill

*	Chief Accounting Officer and Controller (Principal Accounting Officer)	February 24, 2012
Peter D. Taube

*	Chairman and Director	February 24, 2012
Brian T. Moynihan

*	Director	February 24, 2012
Terrence P. Laughlin

*	Director	February 24, 2012
Bruce R. Thompson

*By:	/S/ TERESA M. BRENNER	February 24, 2012
Teresa M. Brenner
Attorney-in-Fact

Signature Page

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on February 24, 2012.

MERRILL LYNCH PREFERRED FUNDING III, L.P.

By:	MERRILL LYNCH & CO., INC., as General Partner

By:	/S/ PETER D. TAUBE
	Name:	Peter D. Taube
	Title:	Chief Accounting Officer and Controller Merrill Lynch & Co., Inc.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on February 24, 2012.

MERRILL LYNCH PREFERRED CAPITAL TRUST III

By:	/S/ ANGELA C. JONES
	Name:	Angela C. Jones
	Title:	Regular Trustee

Signature Page

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on February 24, 2012.

MERRILL LYNCH PREFERRED FUNDING IV, L.P.

By:	MERRILL LYNCH & CO., INC., as General Partner

By:	/S/ PETER D. TAUBE
	Name:	Peter D. Taube
	Title:	Chief Accounting Officer and Controller Merrill Lynch & Co., Inc.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on February 24, 2012.

MERRILL LYNCH PREFERRED CAPITAL TRUST IV

By:	/S/ ANGELA C. JONES
	Name:	Angela C. Jones
	Title:	Regular Trustee

Signature Page

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on February 24, 2012.

MERRILL LYNCH PREFERRED FUNDING V, L.P.

By:	MERRILL LYNCH & CO., INC., as General Partner

By:	/S/ PETER D. TAUBE
	Name:	Peter D. Taube
	Title:	Chief Accounting Officer and Controller Merrill Lynch & Co., Inc.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on February 24, 2012.

MERRILL LYNCH PREFERRED CAPITAL TRUST V

By:	/S/ ANGELA C. JONES
	Name:	Angela C. Jones
	Title:	Regular Trustee

Signature Page

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on February 24, 2012.

MERRILL LYNCH CAPITAL TRUST I

By:	/S/ ANGELA C. JONES
	Name:	Angela C. Jones
	Title:	Administrative Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on February 24, 2012.

MERRILL LYNCH CAPITAL TRUST II

By:	/S/ ANGELA C. JONES
	Name:	Angela C. Jones
	Title:	Administrative Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on February 24, 2012.

MERRILL LYNCH CAPITAL TRUST III

By:	/S/ ANGELA C. JONES
	Name:	Angela C. Jones
	Title:	Administrative Trustee

Signature Page

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4(a)(i)	Senior Indenture, dated as of April 1, 1983, as amended and restated as of April 1, 1987, between Merrill Lynch and The Bank of New York Mellon,[1] as Trustee (the “1983 Senior Indenture”), and the Supplemental Indenture thereto dated as of March 15, 1990, incorporated by reference to Exhibit 4(i) to Merrill Lynch’s Annual Report on Form 10-K (File No. 1-7182) for the fiscal year ended December 31, 1999 (the “1999 10-K”).

4(a)(ii)	Sixth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 25, 1993, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(ii) to the 1999 10-K.

4(a)(iii)	Twelfth Supplemental Indenture to the 1983 Senior Indenture, dated as of September 1, 1998, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated October 21, 1998.

4(a)(iv)	Fifteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 14, 2003, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b)(ix) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-109802).

4(a)(v)	Eighteenth Supplemental Indenture to the 1983 Senior Indenture, dated as of October 21, 2004, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b)(xiv) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-122639).

4(a)(vi)	Form of Merrill Lynch Core Notes, Series B (identical to the forms of Merrill Lynch Core Notes included as Exhibits 4(b)(iii) and 4(b)(iv), except that the Merrill Lynch Core Notes, Series B, shall be governed by the 1983 Senior Indenture).

4(a)(vii)	Forms of Merrill Lynch Medium-Term Notes, Series C (identical to the forms of Merrill Lynch Medium-Term Notes included as Exhibits 4(b)(v), 4(b)(vi), 4(b)(vii), 4(b)(viii) and 4(b)(ix), except that the Merrill Lynch Medium-Term Notes, Series C, shall be governed by the 1983 Senior Indenture).

[1]

As used in this section of this Registration Statement, “The Bank of New York Mellon” means The Bank of New York Mellon, a New York banking corporation and successor to the corporate trust business of The Bank of New York, JPMorgan Chase Bank, N.A., the entity formerly known as JPMorgan Chase Bank, The Chase Manhattan Bank and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).

Exhibit No.	Description of Exhibit
4(a)(viii)	Form of Medium-Term Notes, Series C, Market Index Target-Term Securities, incorporated by reference to Exhibit 4(jj) to Merrill Lynch’s Registration Statement on Form S-3 (333-132911).

4(a)(ix)	Form of Medium-Term Notes, Series C, Principal Protected Notes, incorporated by reference to Exhibit 4(mm) to Merrill Lynch’s Registration Statement on Form S-3 (333-132911).

4(a)(x)	Form of Medium-Term Notes, Series C, Strategic Return Notes (Index-Linked), incorporated by reference to Exhibit 4(nn) to Merrill Lynch’s Registration Statement on Form S-3 (333-132911).

4(a)(xi)	Form of Medium-Term Notes, Series C, Notes Linked to the Performance of the Consumer Price Index, incorporated by reference to Exhibit 4(qq) to Merrill Lynch’s Registration Statement on Form S-3 (333-132911).

4(a)(xii)	Form of Medium-Term Notes, Series C, Currency Notes, incorporated by reference to Exhibit 4(rr) to Merrill Lynch’s Registration Statement on Form S-3 (333-132911).

4(a)(xiii)	Forms of various other structured Medium-Term Notes, Series C, incorporated by reference to Exhibit (4) to each of Merrill Lynch’s Current Reports on Form 8-K (File No. 1-7182) dated November 1, 2006; May 2, 2007; May 18, 2007; June 6, 2007; July 26, 2007; October 4, 2007; November 14, 2007; June 11, 2008; July 3, 2008; October 1, 2008; and November 7, 2008.

4(a)(xiv)	Forms of PROtected Covered Call EnhancED Income NoteS, incorporated by reference to Exhibit (4) to each of Merrill Lynch’s Current Reports on Form 8-K (File No. 1-7182) dated May 10, 2005; April 4, 2007; July 5, 2007; and December 6, 2007.

4(a)(xv)	Form of 6.5% Note due July 15, 2018, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated July 15, 1998.

4(a)(xvi)	Form of 6 7/8% Note due November 15, 2018, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated November 24, 1998.

4(a)(xvii)	Form of 10.71% Brazilian Real Note due March 8, 2017, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated February 25, 2007.

4(b)(i)	Senior Indenture, dated as of October 1, 1993, between Merrill Lynch and The Bank of New York Mellon (the “1993 Senior Indenture”), incorporated by reference to Exhibit 4(iv) to Merrill Lynch’s Annual Report on Form 10-K (File No. 1-7182) for the fiscal year ended December 25, 1998.

4(b)(ii)	First Supplemental Indenture to the 1993 Senior Indenture, dated as of June 1, 1998, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated July 2, 1998.

4(b)(iii)	Form of Merrill Lynch Core Notes (Fixed Rate), incorporated by reference to Exhibit 4(nn) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-109802).

Exhibit No.	Description of Exhibit
4(b)(iv)	Form of Merrill Lynch Core Notes (Floating Rate), incorporated by reference to Exhibit 4(oo) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-109802).

4(b)(v)	Form of Fixed Rate Medium-Term Note, Series B, incorporated by reference to Exhibit 4(dd) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-38792).

4(b)(vi)	Form of Redeemable Fixed Rate Medium-Term Note, Series B, incorporated by reference to Exhibit 4(e) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-83374).

4(b)(vii)	Form of Floating Rate Medium-Term Note, Series B, incorporated by reference to Exhibit 4(ff) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-38792).

4(b)(viii)	Form of Modified Federal Funds Rate Medium-Term Note, Series B, incorporated by reference to Exhibit 4(g) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-83374).

4(b)(ix)	Form of Weekly Average Federal Funds Rate Medium-Term Note, Series B, incorporated by reference to Exhibit 4(h) to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-83374).

4(c)(i)	Form of Subordinated Indenture, dated as of December 17, 1996, between Merrill Lynch and The Bank of New York Mellon, as Trustee (the “1996 Subordinated Indenture”), incorporated by reference to Exhibit 4.7 to Amendment No. 2 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-16603).

4(c)(ii)	Supplemental Indenture to the 1996 Subordinated Indenture, dated as of May 16, 2006, between Merrill Lynch and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated May 16, 2006.

4(c)(iii)	Form of Subordinated Debenture, incorporated by reference to Exhibit 4.11 to Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859).

4(c)(iv)	Form of 6.05% Subordinated Note due May 16, 2016, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated May 16, 2006.

4(c)(v)	Form of Fixed to Floating Rate Subordinated Note due May 30, 2022, incorporated by reference to Exhibit (4) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated May 30, 2007.

4(c)(vi)	Form of Floating Rate Subordinated Note due September 15, 2026, incorporated by reference to Exhibit (4) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated September 12, 2006.

4(c)(vii)	Form of 7.75% Subordinated Note due May 14, 2038, incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated May 14, 2008.

4(d)(i)	Junior Subordinated Indenture, dated as of December 14, 2006, between Merrill Lynch and The Bank of New York Mellon, as trustee (the “2006 Junior Subordinated Indenture), incorporated by reference to Exhibit 4(a) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated December 14, 2006.

4(d)(ii)	First Supplemental Indenture to the 2006 Junior Subordinated Indenture, dated as of December 14, 2006, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated December 14, 2006.

4(d)(iii)	Second Supplemental Indenture to the 2006 Junior Subordinated Indenture, dated as of May 2, 2007, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated May 2, 2007.

Exhibit No.	Description of Exhibit
4(d)(iv)	Third Supplemental Indenture to the 2006 Junior Subordinated Indenture, dated as of August 22, 2007, between Merrill Lynch and The Bank of New York Mellon, incorporated by reference to Exhibit 4(b) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated August 22, 2007.

4(e)	Form of Certificate of Trust of Merrill Lynch Preferred Capital Trust III, Merrill Lynch Preferred Capital Trust IV, and Merrill Lynch Preferred Capital Trust V, incorporated by reference to Exhibit 4.1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859).

4(f)	Form of Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust III, Merrill Lynch Preferred Capital Trust IV and Merrill Lynch Preferred Capital Trust V, including form of Trust Preferred Security, incorporated by reference to Exhibit 4.2 to Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859).

4(g)	Form of Certificate of Limited Partnership of Merrill Lynch Preferred Funding III, L.P., Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Funding V, L.P., incorporated by reference to Exhibit 4.3 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859).

4(h)	Form of Amended and Restated Agreement of Limited Partnership of Merrill Lynch Preferred Funding III, L.P., Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Funding V, L.P., including form of Partnership Preferred Security, incorporated by reference to Exhibit 4.4 to Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859).

4(i)	Form of Trust Preferred Securities Guarantee Agreement, between Merrill Lynch & The Bank of New York Mellon, as guarantee trustee, incorporated by reference to Amendment No. 1 to Exhibit 4.5 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859).

4(j)	Form of Partnership Preferred Securities Guarantee Agreement by Merrill Lynch & Co., Inc., incorporated by reference to Exhibit 4.6 to Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859).

4(k)	Form of Affiliate Debenture Guarantee Agreement between Merrill Lynch and The Bank of New York Mellon, as guarantee trustee, incorporated by reference to Exhibit 4.8 to Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-42859).

4(l)	Certificate of Trust of Merrill Lynch Capital Trust I, incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-32911).

4(m)	Trust Agreement of Merrill Lynch Capital Trust I, incorporated by reference to Exhibit 4(c) to Post-Effective Amendment No. 1 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911).

4(n)	Amended and Restated Trust Agreement of Merrill Lynch Capital Trust I, including form of Trust Preferred Security, incorporated by reference to Exhibit 4(e) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated December 14, 2006.

4(o)	Guarantee Agreement between Merrill Lynch and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Capital Trust I, incorporated by reference to Exhibit 4(f) to Merrill Lynch Current Report on Form 8-K (File No. 1-7182) dated December 14, 2006.

4(p)	Certificate of Trust of Merrill Lynch Capital Trust II, incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 2 to Merrill Lynch’s Registration Statement on Form S-3
(No. 333-32911).

Exhibit No.	Description of Exhibit
4(q)	Trust Agreement of Merrill Lynch Capital Trust II, incorporated by reference to Exhibit 4(c) to Post-Effective Amendment No. 2 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911).

4(r)	Amended and Restated Trust Agreement of Merrill Lynch Capital Trust II, including form of Trust Preferred Security, incorporated by reference to Exhibit 4(e) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated May 2, 2007.

4(s)	Guarantee Agreement between Merrill Lynch and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Capital Trust II, incorporated by reference to Exhibit 4(f) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated May 2, 2007.

4(t)	Certificate of Trust of Merrill Lynch Capital Trust III, incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 3 to Merrill Lynch’s Registration Statement on Form S-3
(No. 333-32911).

4(u)	Trust Agreement of Merrill Lynch Capital Trust III, incorporated by reference to Exhibit 4(c) to Post-Effective Amendment No. 3 to Merrill Lynch’s Registration Statement on Form S-3 (No. 333-132911).

4(v)	Amended and Restated Trust Agreement of Merrill Lynch Capital Trust III, including form of Trust Preferred Security, incorporated by reference to Exhibit 4(e) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated August 22, 2007.

4(w)	Guarantee Agreement between Merrill Lynch and The Bank of New York Mellon, as guarantee trustee, with respect to Merrill Lynch Capital Trust III, incorporated by reference to Exhibit 4(f) to Merrill Lynch’s Current Report on Form 8-K (File No. 1-7182) dated August 22, 2007.

5(a)	Opinion of McGuireWoods LLP as to legality of the securities of Merrill Lynch & Co., Inc.

5(b)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Preferred Capital Trust III.

5(c)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Preferred Capital Trust IV.

5(d)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Preferred Capital Trust V.

5(e)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Preferred Funding III, L.P.

5(f)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Preferred Funding IV, L.P.

5(g)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Preferred Funding V, L.P.

5(h)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Capital Trust I.

Exhibit No.	Description of Exhibit
5(i)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Capital Trust II.

5(j)	Opinion of Richards, Layton & Finger, P.A., as to legality of the securities issued by Merrill Lynch Capital Trust III.

12	Computation of Ratios of Earnings to Fixed Charges, incorporated by reference to Exhibit 12 to Merrill Lynch’s Annual Report on Form 10-K (File No. 1-7182) for the fiscal year ended December 31, 2011.

23(a)	Consent of McGuireWoods LLP (included as part of Exhibit 5(a)).

23(b)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(b)).

23(c)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(c)).

23(d)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(d)).

23(e)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(e)).

23(f)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(f)).

23(g)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(g)).

23(h)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(h)).

23(i)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(i)).

23(j)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5(j)).

23(k)	Consent of PricewaterhouseCoopers LLP with respect to Merrill Lynch & Co., Inc.

23(l)	Consent of PricewaterhouseCoopers LLP with respect to Merrill Lynch Preferred Funding III, L.P. and Merrill Lynch Preferred Capital Trust III.

23(m)	Consent of PricewaterhouseCoopers LLP with respect to Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Capital Trust IV.

23(n)	Consent of PricewaterhouseCoopers LLP with respect to Merrill Lynch Preferred Funding V, L.P. and Merrill Lynch Preferred Capital Trust V.

23(o)	Consent of Deloitte & Touche LLP with respect to Merrill Lynch Preferred Funding III, L.P. and Merrill Lynch Preferred Capital Trust III.

23(p)	Consent of Deloitte & Touche LLP with respect to Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Capital Trust IV.

23(q)	Consent of Deloitte & Touche LLP with respect to Merrill Lynch Preferred Funding V, L.P. and Merrill Lynch Preferred Capital Trust V.

24	Power of Attorney.

25(a)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the 1983 Senior Indenture.

25(b)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the 1993 Senior Indenture.

25(c)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the 1996 Subordinated Indenture.

25(d)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the 2006 Junior Subordinated Indenture.

Exhibit No.	Description of Exhibit
25(e)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as property trustee with respect to the Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust III.

25(f)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as property trustee with respect to the Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust IV.

25(g)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as property trustee with respect to the Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust V.

25(h)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as property trustee with respect to the Amended and Restated Trust Agreement of Merrill Lynch Capital Trust I.

25(i)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as property trustee with respect to the Amended and Restated Trust Agreement of Merrill Lynch Capital Trust II.

25(j)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as property trustee with respect to the Amended and Restated Trust Agreement of Merrill Lynch Capital Trust III.

25(k)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as guarantee trustee with respect to the Trust Preferred Securities Guarantee Agreement regarding Merrill Lynch Preferred Capital Trust III.

25(l)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as guarantee trustee with respect to the Trust Preferred Securities Guarantee Agreement regarding Merrill Lynch Preferred Capital Trust IV.

25(m)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as guarantee trustee with respect to the Trust Preferred Securities Guarantee Agreement regarding Merrill Lynch Preferred Capital Trust V.

25(n)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as guarantee trustee with respect to the Trust Preferred Securities Guarantee Agreement regarding Merrill Lynch Capital Trust I.

25(o)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as guarantee trustee with respect to the Trust Preferred Securities Guarantee Agreement regarding Merrill Lynch Capital Trust II.

25(p)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as guarantee trustee with respect to the Trust Preferred Securities Guarantee Agreement regarding Merrill Lynch Capital Trust III.

25(q)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as guarantee trustee with respect to the form of Affiliate Debenture Guarantee Agreement.